THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAW AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR BOND LABORATORIES, INC. SHALL HAVE RECEIVED AN OPINION OF ITS COUNSEL THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.

VISTAGEN THERAPEUTICS, INC.

Secured Convertible Promissory Note

Principal Sum (U.S.): $750,000

Issuance Date: August 30, 2012

No.: N-PLTG-3

Maturity Date: July 2, 2015

FOR VALUE RECEIVED, the undersigned, VistaGen Therapeutics, Inc., a Nevada corporation (the "Company"), hereby promises to pay to the order of Platinum Long Term Growth VII, LLC, a Delaware limited liability company, or any future permitted holder of this Promissory Note (the “Holder”), at the principal office of the Holder set forth herein, or at such other place as the holder may designate in writing to the Company, the principal sum of Seven Hundred Fifty Thousand Dollars ($750,000) or such other amount as may be outstanding hereunder, together with all accrued but unpaid interest, shall be paid as provided in this Promissory Note (the "Note").

1.

Ranking. This Note shall rank on a parity with the Secured Convertible Promissory Note dated July 2, 2012 issued by the Company to the Holder (the “July Note”) and senior to all other indebtedness and equity securities of the Company.  The Company may not redeem, declare or pay any dividends (whether in cash, stock or any combination thereof), or otherwise make any distributions with respect to any class or series of capital stock of the Company, or prepay any outstanding indebtedness, while this Note is outstanding without the written consent from Holder(s) representing at least two-thirds (2/3rds) of the then-outstanding aggregate principal amount of the Note.  The Company shall not incur any indebtedness except Permitted Indebtedness.  “Permitted Indebtedness” means: (a) indebtedness owed to Holder; (b) purchase money indebtedness in an amount not to exceed $500,000 and which is secured only by the assets financed by such purchase money lenders; and (c) indebtedness that is subordinated to the Company’s obligations to the Holder, bears a legend evidencing such subordination, by its terms, does not permit any payments to be made before all obligations of the Company to the Holder shall have been paid and satisfied in full, is not secured by any assets that do not secure the Company’s obligations hereunder, and is evidenced by an agreement in writing among the Holder, the Company, and the person or entity to whom such subordinated indebtedness is owed, which written agreement shall be in form and substance satisfactory to the Holder.

2.

Maturity/Principal and Interest Payments.   The outstanding principal balance of this Note together with all accrued but unpaid interest hereunder (the “Outstanding Balance”) shall be due and payable on July 2, 2015 (the “Maturity Date”).  The Note shall accrue interest equal to ten percent (10%) per annum and shall compound monthly.  Interest on the outstanding principal balance of the Note shall be computed on the basis of the actual number of days elapsed and a year of three hundred and sixty-five (365) days and shall be payable in cash.  Prepayment of the principal and accrued interest under this Note shall be permitted at any time and from time to time, without penalty.  Upon the occurrence of an Event of Default (as defined below) hereunder, interest on this Note shall accrue at a rate of eighteen percent (18%) per annum (the “Default Rate”); provided, however that if such rate exceeds the maximum allowed by law, the Default Rate shall be the maximum rate allowed by law.

3.

Non-Business Days.  Whenever any payment to be made shall be due on a Saturday, Sunday or a public holiday under the laws of the State of New York, such payment may be due on the next succeeding business day and such next succeeding day shall be included in the calculation of the amount of accrued interest payable on such date.

4.

A. Mandatory Conversion.  At the election of the Holder, upon the closing by the Company of an equity, equity based or debt financing or a series of financings following the date of this Note resulting in gross proceeds to the Company totaling at least $3,000,000, exclusive of any additional investment by the Holder of this Note (a “Qualified Financing”), the outstanding principal amount of this Note together with all accrued and unpaid interest hereunder (the “Outstanding Balance”) shall automatically convert into such securities, including warrants of the Company as are issued in the Qualified Financing, if any (“QF Securities”), at the lowest price per share, unit, or other component of QF Securities, as applicable, paid by any investor in any round of the Qualified Financing; provided, however, that if more than one type or form of securities is issued in any round of the Qualified Financing, and such type or form of securities are not offered in a unit, then the Holder shall have the right to elect the type or form of securities that the Holder shall receive upon conversion of this Note. Upon such conversion, the Holder shall be deemed to be a Holder in the Qualified Financing and shall be granted all rights afforded to an investor in the Qualified Financing, and this Note shall be considered terminated and of no further force and effect. The Holder(s) shall have no other right to convert the Outstanding Balance into securities of the Company, other than as expressly set forth above in this Section 4A.

B.  Notwithstanding anything to the contrary set forth in this Note, at no time may all or a portion of this Note be converted if the number of QF Securities to be issued pursuant to such conversion, when aggregated with all other shares of common stock in the Company owned by the Holder at such time, would result in the Holder beneficially owning (as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934 and the rules thereunder) in excess of 9.99% of the then issued and outstanding shares of common stock of the Company outstanding at such time; provided, however, that upon the Holder providing the Company with sixty-one (61) days’ advance notice (the “9.99% Waiver Notice”) that the Holder would like to waive this Section 4B with regard to any or all QF Securities issuable upon conversion of this Note, this Section 4B will be of no force or effect with regard to all or a portion of the Note referenced in the 9.99% Waiver Notice.

5.

Security Interest. The Company’s obligations under this Note are secured by all assets of the Company pursuant to that certain Security Agreement, dated as of July 2, 2012, as amended as of the date hereof, by the Company in favor of the Holder(s) of the Note (the “Security Agreement”).

6.

Events of Default.  The occurrence of any of the following events shall be an "Event of Default" under this Note:

(a)

the Company shall fail to make the payment of any amount of any principal outstanding for a period of ten (10) business days after the date such payment shall become due and payable hereunder; or

(b)

the Company shall fail to make the payment of any amount of any interest for a period of ten (10) business days after the date such interest shall become due and payable hereunder; or

(c)

the Company shall default in the payment of any indebtedness equal to or in excess of $500,000 (the "Indebtedness") (other than the Indebtedness hereunder) at its stated maturity or payment date, whether such Indebtedness now exists or shall hereinafter be created, and such default is evidenced by a notice of default delivered to the Company by the holder of such Indebtedness, and such Indebtedness has not been discharged in full or such payment has not been stayed, rescinded, annulled or cured within thirty (30) days following the delivery of such notice of default; or

(d)

A judgment or order for the payment of money shall be rendered against the Company or any of its subsidiaries in excess of $500,000 in the aggregate (net of any applicable insurance coverage) for all such judgments or orders against all such persons (treating any deductibles, self insurance or retention as not so covered) that shall not be discharged, and all such judgments and orders remain outstanding, and there shall be any period of sixty (60) consecutive days following entry of the judgment or order in excess of $500,000 or the judgment or order which causes the aggregate amount described above to exceed $500,000 during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

(e)

the Company shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property or assets, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the Bankruptcy Code or under the comparable laws of any jurisdiction (foreign or domestic), (iv) file a petition seeking to take advantage of any bankruptcy, insolvency, moratorium, reorganization or other similar law affecting the enforcement of creditors' rights generally, (v) acquiesce in writing to any petition filed against it in an involuntary case under the Bankruptcy Code or under the comparable laws of any jurisdiction (foreign or domestic), or (vi) take any action under the laws of any jurisdiction (foreign or domestic) analogous to any of the foregoing; or

(f)

a proceeding or case shall be commenced in respect of the Company or any of its subsidiaries without its application or consent, in any court of competent jurisdiction, seeking (i) the liquidation, reorganization, moratorium, dissolution, winding up, or composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of it or of all or any substantial part of its assets or (iii) similar relief in respect of it under any law providing for the relief of debtors, and such proceeding or case described in clause (i), (ii) or (iii) shall continue undismissed, or unstayed and in effect, for a period of thirty (30) consecutive days or any order for relief shall be entered in an involuntary case under the Bankruptcy Code or under the comparable laws of any jurisdiction (foreign or domestic) against the Company or any of its subsidiaries or action under the laws of any jurisdiction (foreign or domestic) analogous to any of the foregoing shall be taken with respect to the Company or any of its subsidiaries and shall continue undismissed, or unstayed and in effect for a period of thirty (30) consecutive days.

(g)

an Event of Default shall have occurred under any other promissory note issued by the Company to the Holder, including the July Note, and/or under the Security Agreement.

7.

Remedies Upon An Event of Default.  If an Event of Default shall have occurred and shall be continuing, the Holder of this Note may at any time at its option, (a) declare the entire unpaid principal balance of this Note, together with all interest accrued hereon, due and payable, and thereupon, the same shall be accelerated and so due and payable; provided, however, that upon the occurrence of an Event of Default described in (i) Sections 6(e) and (f), without presentment, demand, protest, or notice, all of which are hereby expressly unconditionally and irrevocably waived by the Company, the outstanding principal balance and accrued interest hereunder shall be automatically due and payable, and (ii) Sections 6(a) through (d), the Holder may exercise or otherwise enforce any one or more of the Holder's rights, powers, privileges, remedies and interests under this Note or applicable law.  No course of delay on the part of the Holder shall operate as a waiver thereof or otherwise prejudice the right of the Holder.  No remedy conferred hereby shall be exclusive of any other remedy referred to herein or now or hereafter available at law, in equity, by statute or otherwise.

8.

Replacement.  Upon receipt by the Company of (i) evidence of the loss, theft, destruction or mutilation of any Note and (ii) (y) in the case of loss, theft or destruction, of indemnity (without any bond or other security) reasonably satisfactory to the Company, or (z) in the case of mutilation of the Note (surrendered for cancellation), the Company shall execute and deliver a new Note of like tenor and date.  However, the Company shall not be obligated to reissue such lost, stolen, destroyed or mutilated Note if the Holder contemporaneously requests the Company to convert such Note.

9.

Parties in Interest, Transferability.  This Note shall be binding upon the Company and its successors and assigns and the terms hereof shall inure to the benefit of the Holder and its successors and permitted assigns. This Note may only be transferred or sold subject to the provisions of Section 17 of this Note, or pledged, hypothecated or otherwise granted as security by the Holder in the Holder’s discretion,

10.

Amendments.  This Note may not be modified or amended in any manner except in writing executed by the Company and the Holder.

11.

Notices.  Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery by telecopy or facsimile at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur.  The Company will give written notice to the Holder at least thirty (30) days prior to the date on which the Company closes its books or takes a record (x) with respect to any dividend or distribution upon the common stock of the Company, (y) with respect to any pro rata subscription offer to holders of common stock of the Company or (z) for determining rights to vote with respect to a major transaction for which shareholder approval is required under California law, dissolution, liquidation or winding-up and in no event shall such notice be provided to such holder prior to such information being made known to the public.  The Company will also give written notice to the Holder at least twenty (20) days prior to the date on which dissolution, liquidation or winding-up will take place and in no event shall such notice be provided to the Holder prior to such information being made known to the public.

Address of the Holder:

Platinum Long Term Growth VII, LLC 152 West 57th Street, 4th Floor New York, NY 10019 Attention: Michael Goldberg, M.D. Tel. No.: (212) 271-7895 Fax No.: (212) 582-2424
with a copy to:
Burak Anderson & Melloni, PLC 30 Main Street, Suite 210 Burlington, Vermont 05401 Tel No.: (802) 862-0500 Fax No.: (802) 862-8176

Address of the Company:

VistaGen Therapeutics, Inc. 384 Oyster Point Blvd., Suite No. 8 South San Francisco, California 94080 Attention: Chief Executive Officer Tel. No.: (650) 244-9990 ext. 224 Fax No.: (888) 482-2602
with a copy to:
Disclosure Law Group 501 West Broadway, Suite 800 San Diego, California 92101 Attention: Daniel W. Rumsey Tel No.: (619) 795-1134 Fax No.: (619) 330-2101

12.

Governing Law. This Note shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to the choice of law provisions.  This Note shall not be interpreted or construed with any presumption against the party causing this Note to be drafted.

13.

Headings.  Article and section headings in this Note are included herein for purposes of convenience of reference only and shall not constitute a part of this Note for any other purpose.

14.

Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief.  The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note, at law or in equity (including, without limitation, a decree of specific performance and/or other injunctive relief), no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit a Holder's right to pursue actual damages for any failure by the Company to comply with the terms of this Note.  Amounts set forth or provided for herein with respect to payments and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof).  The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable and material harm to the Holder and that the remedy at law for any such breach may be inadequate.  Therefore the Company agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available rights and remedies, at law or in equity, to seek and obtain such equitable relief, including but not limited to an injunction restraining any such breach or threatened breach, without the necessity of showing economic loss and without any bond or other security being required.

15.

Failure or Indulgence Not Waiver.  No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

16.

Enforcement Expenses.  The Company agrees to pay all costs and expenses of Holder’s enforcement of Holder’s rights under this Note, including, without limitation, reasonable attorneys' fees and expenses.

17.

Binding Effect.   The obligations of the Company and the Holder set forth herein shall be binding upon the successors and assigns of each such party. The Company may not assign its obligations under this Note to any person or entity.

18.

Compliance with Securities Laws.  The Holder of this Note acknowledges that this Note is being acquired solely for the Holder's own account and not as a nominee for any other party, and for investment, and that the Holder shall not offer, sell or otherwise dispose of this Note other than in compliance with the laws of the United States of America and as guided by the rules of the Securities and Exchange Commission.  This Note and any Note issued in substitution or replacement therefore shall be stamped or imprinted with a legend in substantially the following form:

"THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAW AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR BOND LABORATORIES, INC. SHALL HAVE RECEIVED AN OPINION OF ITS COUNSEL THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED."

19.

Severability.  The provisions of this Note are severable, and if any provision shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall not in any manner affect such provision in any other jurisdiction or any other provision of this Note in any jurisdiction.

20.

Consent to Jurisdiction.  Each of the Company and the Holder (i) hereby irrevocably submits to the jurisdiction of the United States District Court sitting in the Southern District of New York and the courts of the State of New York for the purposes of any suit, action or proceeding arising out of or relating to this Note and (ii) hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper.  Each of the Company and the Holder consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address set forth in Section 11 hereof and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing in this Section 20 shall affect or limit any right to serve process in any other manner permitted by law.

21.

Company Waivers.  Except as otherwise specifically provided herein, the Company and all others that may become liable for all or any part of the obligations evidenced by this Note, hereby waive presentment, demand, notice of nonpayment, protest and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note, and do hereby consent to any number of renewals of extensions of the time or payment hereof and agree that any such renewals or extensions may be made without notice to any such persons and without affecting their liability herein and do further consent to the release of any person liable hereon, all without affecting the liability of the other persons, firms or Company liable for the payment of this Note, AND DO HEREBY WAIVE TRIAL BY JURY.

(a)

No delay or omission on the part of the Holder in exercising its rights under this Note, or course of conduct relating hereto, shall operate as a waiver of such rights or any other right of the Holder, nor shall any waiver by the Holder of any such right or rights on any one occasion be deemed a waiver of the same right or rights on any future occasion.

(b)

THE COMPANY ACKNOWLEDGES THAT THE TRANSACTION OF WHICH THIS NOTE IS A PART IS A COMMERCIAL TRANSACTION, AND TO THE EXTENT ALLOWED BY APPLICABLE LAW, HEREBY WAIVES ITS RIGHT TO NOTICE AND HEARING WITH RESPECT TO ANY PREJUDGMENT REMEDY WHICH THE HOLDER OR ITS SUCCESSORS OR ASSIGNS MAY DESIRE TO USE.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Company has executed and delivered this Note as of the date first written above.

VISTAGEN THERAPEUTICS, INC.

By: /s/ Shawn K. Singh

    Name:  Shawn K. Singh

Title:  Chief Executive Officer

[August $750,000 Note]